Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274048 on Form S-3 and Registration Statement Nos. 333-277843, 333-268604, 333-216582, 333-208441, 333-173583, 333-173582, 333-160381, 333-157850, 333-134675, 333-22803, 333-00729 and 033-59797 on Form S-8 of Campbell Soup Company of our report dated February 28, 2024, relating to the financial statements of Sovos Brands, Inc. incorporated by reference in this Current Report on Form 8-K/A dated May 21, 2024.

/s/ Deloitte & Touche LLP

Denver, Colorado

May 21, 2024